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                                                                   EXHIBIT 10.16

                                UNICA CORPORATION
                           EXECUTIVE FIELD BONUS PLAN
                      FISCAL YEAR ENDING SEPTEMBER 30, 2006

I.    BONUS PLAN OVERVIEW

      This Executive Field Bonus Plan is designed to reinforce several concepts of performance for one or more field executives (each an "executive"). This Plan is one element of the total compensation package for executives.

      For purposes of this Plan, references to the "Board" mean the Board of Directors of the Company or its Compensation Committee.

II.   BONUS PLAN ELIGIBILITY

      An executive is eligible to participate in this Plan if the executive's employment commences on or before June 30, 2006. Any executive whose employment commences between October 1, 2005 and June 30, 2006 will receive a pro-rated bonus target based on the date on which the executive's employment commences.

III.  PLAN DESIGN

      Each executive has a variable compensation plan based on two categories of targeted measurement:

            CATEGORY I. - BOOKINGS ACHIEVEMENT (80%) - This category contains two achievement components:

                  a)    Regional bookings

                  b)    Company bookings

            CATEGORY II. - INDIVIDUAL MBO GOALS (20%) - This category consists of individual management-by-objective (MBO) goals for fiscal 2006 that were recommended by the chief executive officer and approved by the Board.

IV.   PLAN ADMINISTRATION

   - Bookings achievement is assessed on a quarterly basis. Bonus payments are awarded based upon the attainment of cumulative bookings for the region and the Company.

   - Bonus awards will be calculated on a linear basis (0%-99%) for the first three quarters. Bonus payments for both Company and regional bookings achievement will be capped at 100% for the first three quarters. Quarterly overachievement will be credited towards the next quarter. Overachievement for the fiscal year 2006 will be calculated on a linear basis and paid out at the end of the Company's fiscal year end in the Q4 payment.

   - Quarterly payments for Q1 - Q3 are made in the first available payroll cycle following the financial review of the quarter. Q4 payments will be made after the completion of the Company's year-end financial audit.

   - Funding for the MBO Component is contingent upon the Company meeting its threshold financial achievement metrics as established in the Company's Executive Staff Bonus Plan for fiscal year 2006.

   - The MBO component is assessed at the end of the Company's fiscal year and is paid out based on actual achievement of MBO Goals, as recommended by the chairman and chief executive officer and approved by the Board.

   - At its discretion, the Board may determine to make some bonus payment if the Company or individual objectives are not achieved.